Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-223785) of Elbit Systems Ltd. of our report dated March 15, 2019 relating to the financial statements of IMI Systems Ltd., which appears in this Form 20-F.

By:	/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel, March 24, 2021